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                                                                   EXHIBIT 10.35

                             ENVIRONMENTAL AGREEMENT

         THIS ENVIRONMENTAL AGREEMENT (this "Agreement"), dated as of February 25, 2003, is made by and between SMITH & WESSON CORP., a Delaware corporation with an address at 2100 Roosevelt Avenue, Springfield, Massachusetts 01102-2208 ("S&W"), and SPRINGFIELD REDEVELOPMENT AUTHORITY, a public body politic and corporate created pursuant to General Laws c. 121B, with a principal place of business at 1441 Main Street, Springfield, Massachusetts 01103 ("SRA").

                                    RECITALS:

         A. S&W has, of even date herewith, sold to SRA, and SRA has purchased from S&W, approximately 85 acres of excess land (the "Property") located adjacent to S&W's manufacturing and office facility located on Roosevelt Avenue in Springfield, Massachusetts, so that SRA may own, remediate, redevelop and dispose of the Property pursuant to MGL 121 B for the development of the Springfield Memorial Industrial Park.

         B. S&W has loaned to SRA $1,000,000.00 to partially finance SRA's purchase of the Property from S&W (the "Loan"), which Loan is secured by a certain Mortgage Deed and Security Agreement from SRA to S&W dated as of even date herewith (the "Mortgage").

         C. S&W has conditioned the extension of the Loan to SRA upon SRA's agreement to remediate the Property pursuant to certain terms and conditions contained in the Mortgage, that certain Intercreditor Agreement by and among S&W, SRA and the City of Springfield, dated as of even date herewith (the "Intercreditor Agreement", and together with the Mortgage, that certain Promissory Note evidencing the Loan (the "Note") and all other instruments and documents executed and delivered in connection therewith and herewith, collectively, the "Loan Documents"), and as more particularly set forth herein.

         D. The parties hereto desire to enter into this Agreement to define their respective responsibilities and obligations relative to the remediation of the Property.

         NOW THEREFORE, in consideration of the promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves and their respective heirs, administrators, successors and assigns, do hereby covenant and agree as follows:

         1.       Definitions.

                  The following terms shall have the following meanings:

                           (i) "Environmental Law" means any applicable federal, state, local or municipal law, ordinance, rule, regulation, order, judgment, injunction or decree relating to (1) protection of the environment (including without limitation, air, surface water, groundwater, drinking water supply and surface or subsurface land), or
         (2) the use, storage, treatment, generation, processing, handling, release or disposal of, Hazardous Substances;

                           (ii) "Hazardous Substances" means any and all oil or petroleum products, pollutants, contaminants, toxic or hazardous wastes or any other substances currently identified as a hazardous substance or waste in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (commonly known as "CERCLA"), as amended, the Superfund Amendments and Reauthorization Act (commonly known as "SARA"), the Resource Conservation and Recovery

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         Act (commonly known as "RCRA"), or any other federal, state or local legislation or ordinances applicable to the Property; and

                           (iii)    "Remediation" means any and all
         investigative, mitigation, containment, removal, monitoring and cleanup activity consistent with or required by any Environmental Law.

         2.       SRA's Environmental Obligations

                  (a) SRA shall remediate the Property in accordance with all applicable law and the remediation program attached hereto and incorporated herein as Schedule A (as may be amended from time to time, the "Remediation Program"). SRA shall cause the entire proceeds of the $1,000,000.00 United States Department of Housing and Urban Development Brownfields Economic Initiative grant to be applied towards performance of the Remediation Program, and shall also cause up to $455,000.00 of the proceeds of the loan to the City of Springfield under Section 108 of the Housing and Community Development Act of 1974, as amended, in the principal amount of $2,000,000.00, to be applied towards performance of the Remediation Program. SRA shall record an Activity and Use Limitation (the "AUL") substantially in the form attached hereto as Schedule B in accordance with 310 CMR 40.1012, as part of the Remediation Program. SRA shall complete the Remediation Program, other than on-going long-term ground water monitoring, within four years from the date hereof. If conditions at the Property or other circumstances require SRA to undertake remedial actions materially different from those set forth in the Remediation Program, then SRA shall notify S&W in writing of the material modification to the Remediation Program and obtain its consent which shall not be unreasonably withheld or delayed. A material modification shall be deemed unreasonable if it would negate the insurance coverage obtained in accordance with subparagraph (c) below. In all events, the Remediation Program shall be performed by SRA in accordance with all applicable law, including, without limitation, General Laws c. 21E and 310 CMR 40.0000 et seq.

                  (b) SRA shall not permit or suffer the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of any Hazardous Substances, in, on, under, about or from all or any part of the Property in violation of any Environmental Law.

                  (c) SRA shall obtain at its expense Pollution Legal Liability Insurance and Cost Cap Insurance Coverage under the terms and conditions set forth in the premium indication letter provided by AIG Environmental, a copy of which is attached hereto as Schedule C.

                  (d) If SRA receives any notice of (i) the happening of any event involving the spill, release, leak, seepage, discharge or cleanup of any Hazardous Substance on or in connection with the Property or in connection with operations thereon or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, or any other environmental, health or safety matter affecting or related to the Property (an "Environmental Complaint") from any person or entity (including without limitation the EPA), then SRA shall immediately notify S&W orally and in writing of said notice.

         3. Use of Property. The Property shall be not be used for residential purposes or as otherwise limited or restricted in the AUL. Upon the adoption by SRA of an urban renewal plan for the Property reasonably acceptable to S&W (the "Urban Renewal Plan"), SRA may seek approval from the Massachusetts Department of Environmental Protection to release such portions of the AUL as necessary to implement the Urban Renewal Plan, but in no event shall SRA seek to release the restrictions on residential purposes contained in the AUL.

         4. Inspection. S&W, its agents and employees shall have the right to enter upon and inspect the Property at any and all reasonable times for such purposes as may in S&W's sole discretion be necessary or desirable in connection with the exercise of its rights under this Agreement.

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         5.       Remedies.

                  (a) Any breach of any warranty, representation or agreement contained in this Agreement shall be an Event of Default under the Mortgage and shall entitle S&W to exercise any and all remedies provided under the Mortgage or otherwise permitted by law. Notwithstanding anything contained herein to the contrary, the obligations and liability of SRA with respect to the matters set forth in this Section 2(a) shall terminate upon the issuance of a Response Action Outcome Statement; provided, however, the obligations under this Agreement and any continuing obligations to undertake environmental remediation or monitoring, as set forth in the Response Action Outcome Statement, or as otherwise required by law, shall survive the repayment of the Loan, the foreclosure of the Mortgage, any other transfer of title or sale of all or any part of the Property in extinguishment of the indebtedness secured by the Mortgage or any other payment, release or discharge of the Mortgage or the indebtedness secured thereby.

                  (b) After the occurrence of any default hereunder, S&W may, subject to Section 16 of this Agreement, proceed by any appropriate action or proceeding for specific performance or any other appropriate action or proceeding to enable S&W to enforce the covenants of SRA contained in Sections 2, 3 or 4 of this Agreement and pursue any other right, power or remedy available to S&W in the Loan Documents or at law or in equity with respect to the Property or as otherwise set forth herein. S&W may pursue any and all such actions or proceedings, at S&W's option, whether or not the Loan or any part thereof shall have been declared to be immediately due and payable or shall otherwise be due. S&W may pursue any and all such actions or proceedings without prejudice to S&W's right thereafter to foreclose the Mortgage or to bring any other action or proceeding to enforce S&W's rights, powers and remedies with respect to the Loan or the Property, whether or not the basis for any such subsequent action or proceeding shall be a default existing at the time such earlier action or proceeding was commenced.

         6. No Waiver by S&W. No failure by S&W to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Agreement, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

         7. Notices. Any notice, demand or request required or permitted by this Agreement shall be given in the manner set forth in the Mortgage.

         8. Reimbursement of Attorneys' Fees and Expenses. If S&W should incur expenses in connection with the enforcement of this Agreement, SRA shall reimburse S&W on demand for any and all such costs or expenses incurred by S&W, including, without limitation, attorneys' fees in all trial, bankruptcy and appellate proceedings, and whether or not litigation has been commenced, together with interest thereon from the date such costs and expenses are incurred, and all of said amounts, including interest. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by S&W.

         9. Amendments, Changes and Modifications. This Agreement may be amended only by the written agreement of the parties hereto.

         10. Governing Law. This Agreement shall be deemed to be made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

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         11.      Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

         12. Severability. If any term or provision of this Agreement, or the operation thereof, shall be held to be invalid, illegal or unenforceable, the validity of the remaining provisions hereof, and the operation thereof, shall in no way be affected thereby, each of which shall be deemed to be effective to the full extent permitted by law.

         13. Captions. The captions or headings herein shall be solely for convenience of reference and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

         14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument; it shall not be necessary in proving this Agreement to produce or account for more than one such counterpart.

         15. Definitions. Whenever in this instrument the context so admits or requires, the terms "SRA" and "S&W" shall be construed as including their respective heirs, legal representatives, successors and assigns, as the case may be; and the pronoun as used herein to refer to either SRA or S&W in the third person, singular number and masculine gender, shall be construed as meaning the person, number and gender appropriate to the first designation to the respective parties hereto.

         16.      Limitations on Recourse.

                  (a) Subject to the qualifications set forth in this Section, this Agreement shall be non-recourse against SRA, and S&W shall not enforce the liability and obligations to perform and observe the obligations contained in the Note, this Agreement or any of the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against SRA except that the S&W may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable S&W to enforce and realize upon the Note, this Agreement and the other Loan Documents, its interest in the Property and any other collateral given to S&W pursuant to this Agreement and the other Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against SRA only to the extent of SRA's interest in the Property and in any other collateral given to S&W, and S&W, by accepting the Note, this Agreement and any other Loan Document, agrees that it shall not sue for, seek or demand any deficiency judgment against SRA, in any such action or proceeding, under or by reason of or in connection with the Note, this Agreement or any of the other Loan Documents.

                  (b) Notwithstanding anything contained herein to the contrary, the provisions of this Section shall not (A) constitute a waiver, release or impairment of any obligation evidenced or secured by the Note, this Agreement or the other Loan Documents; (B) impair the right of S&W to name SRA as a party defendant in any action or suit for foreclosure and sale under this Agreement; (C) affect the validity or enforceability of any guaranty or indemnity made in connection with the Note, this Agreement, or the other Loan Documents; (D) impair the right of S&W to obtain the appointment of a receiver;
(E) impair the enforcement of any other Loan Document; or (F) impair the right of S&W to bring suit with respect to fraud or misrepresentation by SRA, any guarantor or any other person or entity in connection with the Loan, the Note, this Agreement, or the other Loan Documents.

                  (c) Nothing set forth in this Agreement shall be deemed to be a waiver of any right which S&W may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Indebtedness (as defined in the Mortgage) or to require that all collateral shall continue to secure all of the Indebtedness.

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                  (d)      Notwithstanding any provision in the Note, this
Agreement or the other Loan Documents to the contrary, SRA shall be fully liable for and shall indemnify S&W for any or all loss, cost, liability, judgment, claim, damage or expense sustained, suffered or incurred by S&W (including, without limitation, S&W's reasonable attorneys' fees) arising out of or attributable or relating to (collectively and inclusive of (A) through (D) hereof):

                           (A)      fraud, intentional misrepresentation or
criminal acts by SRA or its members, officers, directors, principals, agents, employees or affiliates in connection with the Indebtedness;

                           (B)      the physical waste of the Property caused by
the gross negligence or willful misconduct of SRA or its members, officers, directors, principals, agents, employees or affiliates in failing to perform SRA's obligations to S&W under the Loan Documents;

                           (C)      misapplication or conversion by SRA of (1)
any insurance proceeds paid by reason of any loss, damage or destruction to the Property; (2) any awards or other amounts received in connection with the condemnation of all or a portion of the Property; or (3) rents, income, accounts receivable, issues, profits, proceeds from the sale of the Property or otherwise, accounts or other amounts received by SRA in connection with the Property; or

                           (D)      the costs incurred by S&W (including
reasonable attorneys' fees) in connection with the collection or enforcement of this Agreement, the Note or the other Loan Documents.

         IN WITNESS WHEREOF, SRA and S&W have executed this Agreement as of the date set forth above.

                                           SMITH & WESSON CORP.

                                           By: /s/ John A. Kelly
                                               Name: John A. Kelly
                                               Title: Vice President/Treasurer

                                           SPRINGFIELD REDEVELOPMENT AUTHORITY

                                           By: /s/ Peter Levanos
                                               Name: Peter Levanos
                                               Title: Chairman

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